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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        Date of report December 31, 1998
                       (Date of earliest event reported)

                            THE CENTRIS GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   001-12099             33-0097221
(State or other jurisdiction of    (Commission File      (I.R.S. Employer
 incorporation or organization)        Number)           Identification No.)


                    650 Town Center Drive, Suite 1600
                          Costa Mesa, California                  92626
                 (Address of principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code:  (714) 549-1600

                                      N/A
         (Former name and former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

     On December 31, 1998, The Centris Group, Inc. (the "Company"), completed the acquisition of 100% of the outstanding shares of common stock of Seaboard Life Insurance Company (USA) ("SLIC (USA)") and VASA North America, Inc. ("VNA") from Seaboard Life Insurance Company, a Canadian federal insurance company ("SLIC (Canada)"), and Seaboard North American Holdings, Inc., a British Columbia corporation ("SNAHI"), (SLIC (Canada) and SNAHI collectively referred to as Sellers), respectively, (the "Acquisition") for $42.7 million, $22.9 million of which was paid to the Sellers at closing and the remaining $19.8 million of which was distributed to ABN AMRO Bank N.V. in payment of an outstanding promissory note issued by VNA.

     The Acquisition was consummated pursuant to the terms of the Stock Purchase Agreement dated as of August 20, 1998, between SLIC (Canada), SNAHI and Eureko B.V., a company organized under the laws of The Netherlands ("Eureko") (the "Stock Purchase Agreement"). SLIC (Canada) and SNAHI agreed to sell and the Company agreed to buy 100% of the issued and outstanding capital stock of SLIC
(USA), an Indiana stock life insurance company and VNA, an Indiana corporation, owned respectively by SLIC (Canada) and SNAHI. The outstanding capital stock of SLIC (USA) consists of 250 shares of common stock ($25,000 per share par value). The outstanding capital stock of VNA consists of 11,258 shares of common stock (no par value). At the time of the closing of the Acquisition VNA had the following subsidiaries: VASA Insurance Group, Inc.; VASA Brougher, Inc.; VASA North Atlantic Insurance Company ("VNAIC") an Indiana stock insurance company, and Select Benefits, Inc. The purchase price for the Acquisition was based on the audited statutory policyholders' surplus of SLIC (USA) and VNAIC as of the Acquisition closing date. The purchase price was reduced by (i) the amount outstanding under a promissory note payable to ABN AMRO Bank N.V., (ii) the amount of goodwill on the books of SLIC (USA) and VNAIC as of the closing date (approximately $2.2 million), and (iii) $2.5 million, and was further adjusted to reflect a mark-to market of the investment portfolios of SLIC (USA) and VNAIC as of the closing date (approximately a $1.8 million upward adjustment). The purchase price is subject to adjustment based upon an audit of the books and records of SLIC (USA) and VNAIC as of the closing date.

     The purchase price was determined though arms-length negotiation. The Company intends to continue the insurance operations of acquired companies and their subsidiaries. The Company borrowed approximately $42.7 million under the Company's existing credit agreement with Fleet National Bank (the "Credit Agreement") to finance this acquisition. To permit such borrowing, certain provisions of the Credit Agreement were waived and others amended. Specifically, Fleet National Bank waived the covenant contained at Section 7.5(b) of the Credit Agreement on a limited basis to permit the Acquisition as consummated.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired

         At the time of filing of this report on Form 8-K, it is not practical to provide the financial statements required by Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements will be filed within 60 days of this filing by an amendment on Form 8-K/A to this report.

(b)      Pro Forma Financial Information

         At the time of filing of this report on Form 8-K, it is not practical to provide the pro forma financial information required by Item 7(b). In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed within 60 days of this filing by an amendment on Form 8-K/A to this report.

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(c)      Exhibits

         Set forth below is a list of exhibits included as part of this Current
Report:

Exhibit Number                     Description of Exhibit
--------------     -------------------------------------------------------------
2.01               Stock Purchase Agreement dated as of August 20, 1998 by and between The Centris Group, Inc., Seaboard Life Insurance
                   Company, Seaboard North American Holdings, Inc. and Eureko
                   B.V.

10.01 Fifth Amendment to the Credit Agreement between The Centris Group, Inc. and Fleet National Bank (the "Credit Agreement") dated as of December 28, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, The Centris Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 14, 1999                   THE CENTRIS GROUP, INC.

                                          By: /s/ CHARLES M. CAPORALE
                                              -------------------------------
                                              Charles M. Caporale
                                              Senior Vice President, Chief
                                              Financial Officer and Treasurer


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                                 EXHIBIT INDEX

Exhibit Number                          Description of Exhibit
--------------                          ----------------------
2.01 Stock Purchase Agreement dated as of August 20, 1998 by and between The Centris Group, Inc., Seaboard Life Insurance Company, Seaboard North American Holdings, Inc. and Eureko B.V.

10.01 Fifth Amendment to the Credit Agreement between The Centris Group, Inc. and Fleet National Bank (the "Credit Agreement") dated as of December 28, 1998.

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